EXHIBIT 99
                                                                  ----------
EMC INSURANCE GROUP INC. REPORTS
2005 FIRST QUARTER RESULTS

  First Quarter 2005
  Net Income Per Share -- $0.77
  Net Operating Income Per Share -- $0.74
  GAAP Combined Ratio - 94.6%

     DES MOINES, Iowa (April 27, 2005) - EMC Insurance Group Inc. (Nasdaq/NM:EMCI) today reported record operating income of $0.74 per share for the first quarter ended March 31, 2005 compared to operating income of $0.70 per share for the first quarter of 2004(1). Net income, including realized investment gains/losses, was $10,503,000 ($0.77 per share) for the first quarter of 2005 compared to $8,349,000 ($0.72 per share) for the first quarter of 2004.
     "We are pleased to report a record-breaking quarter," stated President and CEO Bruce G. Kelley. "We experienced favorable development on our prior years' reserves and our current overall premium rate level continues to be adequate. However, there are indications of increased rate competition and we must adhere to our goal of achieving profitability over production. Achieving an underwriting profit is always stressed, but has become even more critical in this lingering low interest rate environment."
     Premiums earned increased 21.4 percent to $101,294,000 for the three months ended March 31, 2005 from $83,458,000 for the same period in 2004. The majority of this increase is attributed to a 6.5 percentage point increase in the Company's aggregate participation percentage in the EMC Insurance Companies pooling arrangement that became effective January 1, 2005. As a result of this increase, the Company's aggregate participation in the pooling arrangement increased from 23.5 percent to 30.0 percent. The increase in premiums earned also reflects the impact of rate increases that were implemented in the property and casualty insurance business during 2004. On an overall basis, rate competition increased moderately in the property and casualty insurance marketplace during the first quarter of 2005. However, there were indications of more intense rate competition in select territories and lines of business and the Company expects market conditions to remain competitive for the remainder of the year. The Company will continue to implement rate increases in those lines of business and/or territories where such action is warranted, but the overall level of these rate increases is expected to be smaller than those implemented during 2004.
     Investment income increased 22.8 percent to $8,932,000 for the three months ended March 31, 2005 from $7,274,000 for the same period in 2004. This increase is primarily attributed to additional interest income earned on $108,076,000 of cash received from Employers Mutual Casualty Company in the first quarter of 2005 in connection with the change in the pooling arrangement and the $34,890,000 of net proceeds received in October 2004 from the Company's follow-on stock offering.
     Catastrophe and storm losses more than doubled to $2,625,000 ($0.13 per share after tax) in the first quarter of 2005 from $1,015,000 ($0.06 per share after tax) in the first quarter of 2004. Approximately $382,000 of this increase is associated with the increased participation in the pooling arrangement; however, the majority of the increase is attributed to European storm losses experienced in the reinsurance segment.
     The Company's GAAP combined ratio was 94.6 percent in the first quarter of 2005 compared to 93.8 percent in the first quarter of 2004.
     At March 31, 2005, consolidated assets reached $1.0 billion, including $.9 billion in the investment portfolio; stockholders' equity was $232.7 million; and net book value of the Company's stock was $17.11 per share, an increase of 1.6 percent from $16.84 per share at December 31, 2004.
     The Company has elected to delay the expensing of stock options in accordance with Statement of Financial Accounting Standards No. 123 (revised
2004), "Share-Based Payment", until the first quarter of 2006 as permitted by the Securities and Exchange Commission's announcement on April 14, 2005.
     While first quarter results were very strong and well above the range of analysts' estimates, management believes it is premature to adjust 2005 core earnings guidance of $2.15 to $2.40 per share.
     The Company will host an earnings call in conjunction with today's release. The teleconference will begin at 11:00 a.m. eastern daylight time, April 28, 2005. Dial-in information for the call is toll-free 1-877-407-8035. The event will be archived and available for digital replay through May 5, 2005. The replay access information is toll-free 1-877-660-6853; account number 286; conference ID number 148746. A webcast of the teleconference will be archived by Vcall and can be accessed from the Company's investor relations page at www.emcinsurance.com or at www.Vcall.com after 1:00 p.m. eastern daylight time on April 28, 2005. The archived webcast will be available for one year. A transcript of the teleconference will also be available on the Company's website shortly after the completion of the teleconference.
     EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide. For more information, visit our website www.emcinsurance.com.
     The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current beliefs, assumptions and expectations of the Company's future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company's business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company's business. When we use the words "believe", "expect", "anticipate", "estimate", or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.
     (1)The Company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Consolidated Statements of Income schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.


CONSOLIDATED STATEMENT OF INCOME - UNAUDITED

                          Property
Quarter Ended           and Casualty                 Parent
March 31,2005             Insurance   Reinsurance   Company     Consolidated
-----------------------------------------------------------------------------
Revenues:
  Premiums earned ..... $ 79,718,272 $ 21,575,798 $          - $  101,294,070
  Investment income,
    net ...............    6,341,481    2,495,277       94,952      8,931,710
  Other income ........       96,096            -            -         96,096
                        ------------ ------------ ------------ --------------
                          86,155,849   24,071,075       94,952    110,321,876
                        ------------ ------------ ------------ --------------
Losses and expenses:
  Losses and settlement
    expenses ..........   47,130,911   15,712,097            -     62,843,008
  Dividends to
    policyholders .....    1,550,859            -            -      1,550,859
  Amortization of
    deferred policy
    acquisition costs     18,214,990    4,271,721            -     22,486,711
  Other underwriting
    expenses ..........    7,617,038    1,283,038            -      8,900,076
  Interest expense ....      193,125       84,975            -        278,100
  Other expenses ......      171,329            -      234,801        406,130
                        ------------ ------------ ------------ --------------
                          74,878,252   21,351,831      234,801     96,464,884
                        ------------ ------------ ------------ --------------
    Operating income
      (loss) before
      income taxes ....   11,277,597    2,719,244     (139,849)    13,856,992
                        ------------ ------------ ------------ --------------
Realized investment
  gain (loss) .........      867,114     (138,672)           -        728,442
                        ------------ ------------ ------------ --------------
    Income (loss)
      before income
      taxes ...........   12,144,711    2,580,572     (139,849)    14,585,434
                        ------------ ------------ ------------ --------------
Income tax expense
  (benefit):
    Current ...........    5,426,166      121,308      (69,081)     5,478,393
    Deferred ..........   (1,856,022)     441,481       18,986     (1,395,555)
                        ------------ ------------ ------------ --------------
                           3,570,144      562,789      (50,095)     4,082,838
                        ------------ ------------ ------------ --------------
      Net income (loss) $  8,574,567 $  2,017,783 $    (89,754)$   10,502,596
                        ============ ============ ============ ==============
Average shares
  outstanding .........                                            13,585,110
Per Share Data:
---------------
  Net income per share
   - basic and diluted  $       0.63 $       0.15 $      (0.01)$         0.77
  (Increase) decrease
    in provision for
    insured events of
    prior years (after
    tax) .............. $       0.31 $      (0.03)$          - $         0.28
  Catastrophe and storm
    losses (after tax)  $      (0.09)$      (0.04)$          - $        (0.13)
  Dividends per share                                          $         0.15
  Book value per share                                         $        17.11
Effective tax rate ....                                                 28.0%
Net income (loss) as a
  percent of beg. SH
  equity (annualized)                                                   18.4%

Other Information of
  Interest:
--------------------
  Increase (decrease)
    in provision for
    insured events of
    prior years ....... $ (6,593,093)$    706,770 $          - $   (5,886,323)
  Catastrophe and storm
    losses ............ $  1,763,717 $    861,585 $          - $    2,625,302
GAAP Combined Ratio:
  Loss Ratio ..........        59.1%        72.8%            -          62.0%
  Expense Ratio .......        34.4%        25.8%            -          32.6%
                        ------------ ------------ ------------ --------------
                               93.5%        98.6%            -          94.6%
                        ============ ============ ============ ==============


                          Property
Quarter Ended           and Casualty                 Parent
March 31, 2004            Insurance   Reinsurance   Company     Consolidated
-----------------------------------------------------------------------------
Revenues:
  Premiums earned ..... $ 61,360,228 $ 22,098,054 $          - $   83,458,282
  Investment income,
    net ...............    4,966,371    2,295,483       12,123      7,273,977
  Other income ........       76,479            -            -         76,479
                        ------------ ------------ ------------ --------------
                          66,403,078   24,393,537       12,123     90,808,738
                        ------------ ------------ ------------ --------------
Losses and expenses:
  Losses and settlement
    expenses ..........   36,395,142   14,566,035            -     50,961,177
  Dividends to
    policyholders .....      768,042            -            -        768,042
  Amortization of
    deferred policy
    acquisition costs     13,839,758    4,579,769            -     18,419,527
  Other underwriting
    expenses ..........    6,316,937    1,778,384            -      8,095,321
  Interest expense ....      193,125       84,975            -        278,100
  Other expenses ......      180,397            -      143,341        323,738
                        ------------ ------------ ------------ --------------
                          57,693,401   21,009,163      143,341     78,845,905
                        ------------ ------------ ------------ --------------
    Operating income
      (loss) before
      income taxes ....    8,709,677    3,384,374     (131,218)    11,962,833
                        ------------ ------------ ------------ --------------
Realized investment
  gain ................      289,967      110,560            -        400,527
                        ------------ ------------ ------------ --------------
    Income (loss)
      before income
      taxes ...........    8,999,644    3,494,934     (131,218)    12,363,360
                        ------------ ------------ ------------ --------------
Income tax expense
  (benefit):
    Current ...........    3,275,482      787,151     (252,149)     3,810,484
    Deferred ..........     (268,873)     266,430      206,224        203,781
                        ------------ ------------ ------------ --------------
                           3,006,609    1,053,581      (45,925)     4,014,265
                        ------------ ------------ ------------ --------------
      Net income (loss) $  5,993,035 $  2,441,353 $    (85,293)$    8,349,095
                        ============ ============ ============ ==============
Average shares
  outstanding .........                                            11,522,643

Per Share Data:
---------------
  Net income per share
   - basic and diluted  $       0.52 $       0.21 $      (0.01)$         0.72
  Decrease in provision
    for insured events
    of prior years
    (after tax) ....... $       0.19 $       0.02 $          - $         0.21
  Catastrophe and storm
    losses (after tax)  $      (0.05)$      (0.01)$          - $        (0.06)
  Dividends per share                                          $         0.15
  Book value per share                                         $        16.58
Effective tax rate ....                                                 32.5%
Net income (loss) as a
  percent of beg. SH
  equity (annualized)                                                   18.5%

Other Information of
  Interest:
--------------------
  Decrease in provision
    for insured events
    of prior years .... $ (3,424,903)$   (364,748)$          - $   (3,789,651)
  Catastrophe and storm
    losses ............ $    870,174 $    144,543 $          - $    1,014,717
GAAP Combined Ratio:
  Loss Ratio ..........        59.3%        65.9%            -          61.1%
  Expense Ratio .......        34.1%        28.8%            -          32.7%
                        ------------ ------------ ------------ --------------
                               93.4%        94.7%            -          93.8%
                        ============ ============ ============ ==============

NET WRITTEN PREMIUMS
                                                             Percent of
                                                         Increase/(Decrease)
                                Percent of Net             in Net Written
                              Written Premium (a)           Premiums (a)
                              ------------------         ------------------
Property and Casualty
 Insurance
  Commercial Lines:
   Automobile ..................       18.5%                      2.7%
   Liability ...................       16.9%                      7.1%
   Property ....................       14.0%                     (1.7%)
   Workers' Compensation .......       14.2%                     (3.1%)
   Other .......................        1.6%                     30.4%
                                   --------
     Total .....................       65.2%                      0.4%

  Personal Lines:
   Automobile ..................        7.8%                    (13.3%)
   Property ....................        4.9%                     (5.5%)
   Liability ...................        0.2%                      7.0%
                                   --------
     Total .....................       12.9%                    (10.3%)

Reinsurance ....................       21.9%                    (13.3%)
                                   --------
     Total .....................      100.0%

(a) Excludes portfolio adjustment of $29,630,612 related to the change in the Company's aggregate participation in the pooling arrangement.

CONSOLIDATED BALANCE SHEETS - UNAUDITED
                                                     March 31,   December 31,
                                                       2005          2004
                                                 --------------  ------------
ASSETS
Investments:
  Fixed maturities:
    Securities held-to-maturity, at amortized
      cost (fair value $17,720,250 and
      $16,908,726) ............................. $   16,893,257  $ 15,895,607
    Securities available-for-sale, at fair value
     (amortized cost $693,107,458 and
     $541,401,950) .............................    709,388,705   565,000,931
  Fixed maturity securities on loan:
    Securities held-to-maturity, at amortized
      cost (fair value $3,299,513 and
      $13,684,880) .............................      3,164,466    13,310,264
    Securities available-for-sale, at fair value
      (amortized cost $1,366,976 and
      $54,389,046)  ............................      1,524,960    54,653,472
  Equity securities available-for-sale, at fair
    value (cost $60,570,541 and $59,589,434) ...     79,854,556    78,692,893
  Other long-term investments, at cost .........      5,541,923     5,550,093
  Short-term investments, at cost ..............     85,339,244    46,238,853
                                                 --------------  ------------
      Total investments ........................    901,707,111   779,342,113

Balances resulting from related party
  transactions with Employers Mutual:
     Reinsurance receivables ...................     33,196,375    26,316,358
     Prepaid reinsurance premiums ..............      4,768,035     3,682,676
     Deferred policy acquisition costs .........     33,668,539    27,940,583
     Defined benefit retirement plan, prepaid
       asset ...................................      2,819,822     2,684,463
     Other assets ..............................      9,572,170     1,877,564

Cash ...........................................        118,753        61,088
Accrued investment income ......................      8,341,383     8,726,292
Accounts receivable (net of allowance for
  uncollectible accounts of $0 and $0) .........        201,605       216,836
Income taxes recoverable .......................              -     3,399,485
Deferred income taxes ..........................     13,435,017     9,504,193
Goodwill, at cost less accumulated amortization
  of $2,616,234 and $2,616,234 .................        941,586       941,586
Securities lending collateral ..................      5,012,693    70,122,695
                                                 --------------  ------------
       Total assets ............................ $1,013,783,089  $934,815,932
                                                 ==============  ============

LIABILITIES
Balances resulting from related party
  transactions with Employers Mutual:
      Losses and settlement expenses ........... $  520,249,140  $429,677,302
      Unearned premiums ........................    158,695,371   131,589,365
      Other policyholders' funds ...............      3,977,424     2,825,809
      Surplus notes payable ....................     36,000,000    36,000,000
      Indebtedness to related party ............      1,889,490     6,058,848
      Employee retirement plans ................     12,716,691     9,764,406
      Other liabilities ........................     38,326,255    20,304,475

Income taxes payable ...........................      4,265,930             -
Securities lending obligation ..................      5,012,693    70,122,695
                                                 --------------  ------------
        Total liabilities ......................    781,132,994   706,342,900
                                                 --------------  ------------
STOCKHOLDERS' EQUITY
Common stock, $1 par value,
  authorized 20,000,000 shares;
  issued and outstanding, 13,595,398 shares
  in 2005 and 13,568,945 shares in 2004 ........     13,595,398    13,568,945
Additional paid-in capital .....................    103,969,027   103,467,293
Accumulated other comprehensive income .........     23,220,109    27,928,463
Retained earnings ..............................     91,865,561    83,508,331
                                                 --------------  ------------
      Total stockholders' equity ...............    232,650,095   228,473,032
                                                 --------------  ------------
      Total liabilities and stockholders' equity $1,013,783,089  $934,815,932
                                                 ==============  ============

The Company had total cash and invested assets with a carrying value of $901.8 million and $779.4 million as of March 31, 2005 and December 31, 2004, respectively. The following table summarizes the Company's cash and invested assets as of the dates indicated:

                                                Percent of
($ in thousands)       Amortized                 Total at    Carrying
March 31, 2005            Cost     Fair Value   Fair Value     Value
-------------------    ---------   ----------   ----------   --------
Fixed maturities,
  held-to-maturity .... $ 20,058     $ 21,020        2.3%    $ 20,058
Fixed maturities,
  available-for-sale ..  694,474      710,914       78.8%     710,914
Equity securities,
  available-for-sale ..   60,571       79,855        8.8%      79,855
Cash ..................      119          119          -          119
Short-term investments    85,339       85,339        9.5%      85,339
Other long-term
  investments .........    5,542        5,542        0.6%       5,542
                        --------     --------      -----     --------
                        $866,103     $902,789      100.0%    $901,827
                        ========     ========      =====     ========

                                                Percent of
                        Amortized                 Total at    Carrying
December 31, 2004         Cost     Fair Value   Fair Value     Value
-------------------    ---------   ----------   ----------   --------
Fixed maturities,
  held-to-maturity .... $ 29,206     $ 30,594        3.9%    $ 29,206
Fixed maturities,
  available-for-sale ..  595,791      619,654       79.4%     619,654
Equity securities,
  available-for-sale ..   59,589       78,693       10.1%      78,693
Cash ..................       61           61          -           61
Short-term investments    46,239       46,239        5.9%      46,239
Other long-term
  investments .........    5,550        5,550        0.7%       5,550
                        --------     --------      -----     --------
                        $736,436     $780,791      100.0%    $779,403
                        ========     ========      =====     ========

The amortized cost and estimated fair value of fixed maturity and equity securities at March 31, 2005 were as follows:

                                              Held-to maturity
                               ----------------------------------------------
                                             Gross        Gross     Estimated
                               Amortized   unrealized   unrealized     fair
($ in thousands)                  cost       gains        losses      value
                               ---------   ----------   ----------  ---------
U.S. treasury securities and
  obligations of U.S.
  government corporations
  and agencies .............   $  19,031   $      877   $        -  $  19,908
Mortgage-backed securities         1,027           85            -      1,112
                               ---------   ----------   ----------  ---------
    Total securities
      held-to-maturity .....   $  20,058   $      962   $        -  $  21,020
                               =========   ==========   ==========  =========

                                              Available-for sale
                               ----------------------------------------------
                                             Gross        Gross     Estimated
                               Amortized   unrealized   unrealized     fair
                                  cost       gains        losses      value
                               ---------   ----------   ----------  ---------
U.S. treasury securities and
  obligations of U.S.
  government corporations
  and agencies .............  $  273,088   $      138   $    1,037  $ 272,189
Obligations of states and
  political subdivisions ...     255,293        8,660          452    263,501
Mortgage-backed securities        10,893          588            -     11,481
Public utilities ...........       9,196        1,054            -     10,250
Debt securities issued by
  foreign governments ......       7,145          149            -      7,294
Corporate securities .......     138,859        8,094          754    146,199
                              ----------   ----------   ----------  ---------
    Total fixed maturity
      securities ...........     694,474       18,683        2,243    710,914
                              ----------   ----------   ----------  ---------
Equity securities
  Common stocks ............      60,071       19,887          619     79,339
  Non-redeemable preferred
    stocks .................         500           16            -        516
                              ----------   ----------   ----------  ---------
  Total equity securities ..      60,571       19,903          619     79,855
                              ----------   ----------   ----------  ---------
    Total securities
      available-for-sale      $  755,045   $   38,586   $    2,862  $ 790,769
                              ==========   ==========   ==========  =========